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                                                               Exhibit 23.(j)(1)





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "The Trust's Financial Statements and Investment Performance Information" and "Independent Auditors" in the Statement of Additional Information included in Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A, No. 33-02081).

We also consent to the incorporation by reference of our report, dated February 6, 2003, on the financial statements included in the Annual Report of John Hancock Variable Series Trust I for the year ended December 31, 2002.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2003